March 2, 2015

HFII Assets Solutions, LLC

as Seller

and

Sundance Strategies, Inc.

as Buyer

Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made effective as of the 2nd day of March, 2015 (the “Effective Date”):

BETWEEN

HFII Assets Solutions, LLC, a Delaware limited liability company, having its registered office at 1209 Orange Street, Wilmington, DE 19801 (the “Seller”);

and

Sundance Strategies, Inc., a corporation incorporated under the laws of the State of Utah, USA, having its registered office at 4626 North 300 West, Suite 365, Provo, Utah 84604, USA (the “Buyer”);

each a “Party” and together the “Parties” to  this Agreement.

WHEREAS

(A)

The Seller holds an aggregate of 10,821,174 participating debt certificates with a nominal value of one US dollar (US $1.00) issued by the companies listed on Exhibit A (the “Existing PDCs”), representing a total issue of Existing PDCs having an aggregate par value of US $10,821,174.00 as set forth in Exhibit A; and

(B)

Seller holds that certain Promissory Note issued by Buyer in connection with that certain NIB Transfer Agreement dated March 11, 2013 (the “Sundance Note”), a copy of which is attached as Exhibit B; and

(C)

The Existing PDCs represent the net insurance benefits (“NIBs”) from a portfolio of life settlement policies as set forth in Exhibit C; and

(D)

Buyer and Seller entered into a binding letter of intent on December 5, 2014, whereby the Buyer agreed to buy, and the Seller agreed to sell, the Existing PDCs and Sundance Note subject to certain contingencies (the “LOI”), a copy of which is attached as Exhibit D; and

(E)

Buyer and Seller have agreed to waive any outstanding contingencies in the LOI and hereby complete the transfer of the Existing PDCs and Sundance Note to Buyer according to the terms and provisions set forth below.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.

Construction

1.1

In this Agreement, any reference to any agreement (howsoever named) is to such agreement as it may be amended, supplemented or extended from time to time, whether before or after the date hereof.

1.2

Clause headings are for ease of reference only.

1.3

For purposes of this Agreement and any future communications between the Parties, the term “PDCs” and “NIBs” shall be considered interchangeable and all Parties hereby acknowledge and agree to their interchangeability.

2.

Transfers

The Seller agrees to sell and transfer to the Buyer, which the Buyer accepts, the Existing PDCs and the Sundance Note for the Consideration, defined below.

3.

Consideration & Payment

The total consideration for the transfer of the Existing PDCs and the Sundance Note shall be One Million, One Hundred Thirty Thousand (1,130,000) shares of newly issued common shares of Buyer (the “Consideration”) (the “Sundance Shares”).  The Consideration is subject to the following rights and conditions:

3.1

Lock Up / Leak Out.  Except as permitted in connection with Seller’s Put Option (defined below), or with the written consent of Buyer, Seller shall be prohibited from selling, hypothecating or otherwise dividing or assigning the Sundance Shares for a period of 12 months from the date of issuance and such restrictions shall be set forth on the stock certificates evidencing the Sundance Shares.

3.2

Put Option.  Seller shall have the option to sell and, if Seller elects to exercise such option, Buyer shall be obligated to purchase, up to an aggregate of 187,500 of the Sundance Shares from Seller at a price of $8.00 per share ($1,500,000) (the “Put Option”) in accordance with the following:

a)

Exercise Dates:

i.

Seller can elect to exercise its Put Option to sell up to 93,750 of the Sundance Shares back to Purchaser on March 2, 2015, for an aggregate exercise price of $750,000 (the “First Exercise Date”).

ii.

Seller can elect to exercise its Put Option to sell up to 93,750 of the Sundance Shares back to Purchaser on October 31, 2015, for an aggregate exercise price of $750,000 (the “Second Exercise Date”).

b)

Expiration of Put Option.  Each of the Put Options shall expire on their respective exercise dates if not exercised.

c)

Exercise Notice.  Seller may make its election to exercise the Put Option by providing written notice to Buyer on the applicable exercise date and returning the related Sundance Shares, endorsed to Buyer.

d)

Payment of Option Price.   Buyer shall pay the exercise price within two (2) days of its receipt of Seller’s exercise notice and its receipt of the related Sundance Shares.

e)

Clawback of Existing PDCs.    If Buyer fails to pay the exercise price within two (2) days of its receipt of an exercise notice and its receipt of the related Sundance Shares, plus any cure period, then Seller shall have the right to demand the return of its assets (the “Clawback Rights”), as follows:

i.

If Buyer fails to pay the exercise price related to the First Exercise Date and the Buyer and Seller fail to extend the payment date, this Agreement shall be terminated and Buyer shall return all of Seller’s assets and Seller shall repay the Consideration and any other costs and expenses paid by Buyer in connection with Seller’s assets.  In the case of termination, Seller shall offset amounts owed by Buyer under the Sundance Note by the

Consideration and any other costs and expenses paid by Buyer in connection with Seller’s assets, which shall be agreed upon by Buyer and Seller in one or more separate writings.

ii.

If Buyer fails to pay the exercise price related to the Second Exercise Date and the Buyer and Seller fail to extend the payment date, this Agreement shall be terminated and Buyer shall return all of Seller’s assets and Seller shall repay the Consideration (including any proceeds from the exercise by Seller of its Put Option) and any other costs and expenses paid by Buyer in connection with Seller’s assets.  In the case of termination, Seller shall offset amounts owed by Buyer under the Sundance Note by any proceeds from the exercise by Seller of its Put Option and by the Consideration and any other costs and expenses paid by Buyer in connection with Seller’s assets, which shall be agreed upon by Buyer and Seller in one or more separate writings.

f)

Cure Period.  In the event Buyer fails to timely pay the exercise price to Seller in connection with a properly exercised Put Option due to a lack of adequate liquidity, as determined in the Buyer’s sole discretion, Buyer shall have (i) twenty-nine (29) calendar days from the receipt of an exercise notice related to the First Exercise Date and (ii) forty-five (45) calendar days from the receipt of an exercise notice related to the Second Exercise Date, to pay the related exercise price prior to Seller exercising any Clawback Rights.

4.

Transfers

4.1

Use of Proceeds of Transferred Assets.  Pending the expiration of the Put Option and any Clawback Rights, Buyer shall own and control the Existing PDCs and Sundance Note.  Buyer hereby agrees to maintain the Existing PDCs in good standing (including the payment of all costs and expenses related to the assets underlying the Existing PDCs) and to hold such Existing PDCs, free from any encumbrances, until the expiration of such Put Option and Clawback Rights.

5.

Initial Closing Conditions

5.1

NIB Registration.  The Seller and Buyer shall take such steps necessary to register the Buyer as holder of the Existing PDCs in its register of NIBs. The Parties expressly grant power to the manager of the NIB issuer, acting individually and with full power of substitution, to amend and execute the above register for and on behalf of the NIB issuer and the Buyer and to do all such acts and things as may be ancillary thereto and/or necessary and/or useful and/or desirable in the sole opinion of such manager in connection with or for the purpose of giving full effect to this Agreement.  Upon amendment and execution of the above register, the manager of the NIB issuer shall cause to be delivered to Buyer via email (to be followed by a hard copy via courier) a copy of such amended and executed register and confirm to Buyer via email (to be followed by a hard copy via courier) that the Buyer has been registered as the holder of the NIBs in its register of NIBs and is entitled to all rights and privileges of such ownership, including the right to transfer or convey such NIBs without further consent of any person, except only as may be limited by this Agreement.

5.2

Sundance Note Transfer.  The Seller shall deliver to the Buyer, the Sundance Note, duly endorsed over to Buyer and listed on a Bill of Sale in the form attached hereto in Exhibit E.

6.

Representations and Warranties

6.1

The Seller, and any of its affiliates or subsidiaries having any interest in the assets being transferred hereunder, represents and warrants to the Buyer as of the Effective Date as follows:

(a)

The Seller is a validly organized and existing limited liability company under the laws of the State of Delaware, and it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)

The execution and the performance of this Agreement by the Seller have been duly authorized by its managers and/or any and all other necessary management body(ies) of the Seller and no further corporate action on the part of the Seller is necessary to authorize this Agreement and/or its performance;

(c)

This Agreement has been duly executed by the Seller, and this Agreement constitutes the valid and binding agreement of the Seller, enforceable against it in accordance with the terms hereof;

(d)

Each issuer of the Existing PDCs (each a “Company”), set forth on Exhibit A, is a private limited liability company (société à responsabilité limitée) duly incorporated and validly existing under the laws of Luxembourg;

(e)

To the best of the Seller’s knowledge, the “centre of main interests” (as that term is used in the Council Regulation (EC) N° 1346/2000 of 29 May 2000 on insolvency proceedings, the “Insolvency Regulation”) of each Company is in Luxembourg, and each Company has no “establishment” (as that term is used in the Insolvency Regulation) outside Luxembourg;

(f)

In respect of this Agreement and the transactions contemplated by, referred to in or provided for by this Agreement, (i) it entered into this Agreement in good faith and for the purpose of carrying out its business, (ii) it entered into this Agreement on arms’ length commercial term, and (iii) it entered into this Agreement without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction;

(g)

To the best of the Seller’s knowledge, no action, petition, resolution or similar order for bankruptcy (faillite), voluntary or judicial winding-up (liquidation volontaire ou judiciaire), controlled management (gestion contrôlée), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat préventif de faillite) or similar proceedings affecting the rights of creditors generally has been taken, lodged, passed or presented with regard to the Company and the Seller;

(h)

The Seller and each Company do not meet or threatens to meet the criteria for the opening of any proceedings referred to under the above paragraph;

(i)

The Seller is the sole beneficial and legal owner of the Existing PDCs and Sundance Note;

(j)

As of the Effective Date, the Existing PDCs are validly issued and fully paid up and represent in aggregate one hundred percent (100%) of the Existing PDCs issued by the Companies; and the Seller is not aware of any document related to the Existing PDCs that would preclude the Seller from consummating the transactions contemplated hereunder;

(k)

As of the Effective Date, the Seller shall own the Existing PDCs and Sundance Note free and clear of any lien, security interest, claim, option, pledge, charge, assignment, transfer and other encumbrances of any kind;

(l)

As of the Effective Date, each policy listed on Exhibit C is valid, in-force and in good-standing and has not lapsed nor is in any grace period.

(m)

This Agreement does not violate any contractual or other obligation binding upon it and each Company.

(n)

There are no proceedings or litigation at law, equity or otherwise pending or, to the knowledge of the Seller, threatened against the Seller, or to which the Seller is otherwise a party before any Governmental Authority, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement, or to consummate the transactions contemplated hereby.  The Seller is not subject to any order of any Governmental Authority except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(o)

The Seller: (i) has had access to all reports and registration statements and other information filed by the Buyer with the United States Securities and Exchange Commission (the “SEC”) at www.sec.gov; is an “accredited investor” or “sophisticated investor” as those terms are defined in SEC general rules and regulations, and specifically in SEC Rules 501 and 506, each of its principals is also an “accredited investor” or “sophisticated investor”; is fully capable of evaluating the risks and merits of an investment in the Sundance Shares; understands that the Sundance Shares are “restricted securities” as defined in SEC Rule 144; and has had the opportunity, through its principals and legal counsel, to ask questions of and receive answers from the directors and executive officers of Buyer, to the Seller’s satisfaction.

6.2

The Buyer hereby represents and warrants to the Seller as follows:

(a)

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)

The execution and the performance of this Agreement by the Buyer have been duly authorized by its managers and/or any and all other necessary management body(ies) of the Buyer and no further corporate action on the part of the Buyer is necessary to authorize this Agreement and/or its performance;

(c)

This Agreement has been duly executed by the Buyer and this Agreement constitutes the valid and binding agreement of the Buyer, enforceable against it in accordance with the terms hereof;

(d)

In respect of this Agreement and the transactions contemplated by, referred to in or provided for by this Agreement, (i) it entered into this Agreement in good faith and for the purpose of carrying out its business, (ii) it entered into this Agreement on arms’ length commercial terms and (iii) it entered into this Agreement without any intention to defraud or deprive of any legal benefit any other parties (such as third parties and in particular creditors) or to circumvent any applicable mandatory laws or regulations of any jurisdiction.

(e)

No action, petition, resolution or similar order for bankruptcy (faillite), voluntary or judicial winding-up (liquidation volontaire ou judiciaire), controlled management (gestion contrôlée), suspension of payment (sursis de paiement), voluntary arrangement with creditors (concordat préventif de faillite) or similar proceedings affecting the rights of creditors generally has been taken, lodged, passed or presented with regard to the Buyer; and

(f)

This Agreement does not violate any contractual or other obligation binding upon it.

7.

Costs

Except as otherwise provided herein, each Party shall bear its own costs, fees and expenses incurred in the negotiation, execution and performance of this Agreement and any matter contemplated by it.

8.

Further Assurances

The Parties each agree to execute and deliver such additional instruments and other documents, and to take all such further actions, as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

9.

Relationship of Parties

Nothing contained herein is intended, nor shall be construed, to create a partnership, joint venture or other similar association between or among any of the Parties hereto for any purpose.

10.

Waiver

The failure or delay of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity or this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

11.

Entire Agreement

This Agreement constitutes the entire and sole agreement between the Parties thereto on the provisions covered by it. This agreement may only be amended or modified by a written document signed by the Seller and the Buyer; and it supersedes the LOI.

12.

Amendments

No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered pursuant to this Agreement, shall be effective unless it shall be in writing and signed by each of the Parties.

13.

Severability

The unenforceability or nullity of any provision of this agreement shall not affect the validity or enforceability of any other provisions hereof.

14.

Governing Law, Jurisdiction and Waiver of Jury Trial

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF UTAH OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF UTAH, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY UTAH LAW.  ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

Notwithstanding anything contained herein to the contrary, it is the Parties’ intent that this Agreement and the Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Utah, but the Pledge Agreement shall be governed by, and construed in accordance with, the laws of Luxembourg.

15.

Headings

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

16.

Counterparts

This Agreement may be executed by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts as of the date first above written.

THE SELLER

HFII Assets Solutions, LLC

/s/ Mark Niu

By:  Mark Niu

Title: President of Hyperion Capital, LLC

as Manager of HFII Assets Solutions, LLC

THE BUYER

Sundance Strategies, Inc.

/s/ Matt Pearson

By: Matt Pearson

Title: Chief Operating Officer

Exhibit A

Schedule of Existing PDCs (NIBs)

Issue Date	Company	Series	No. of PDCs	Par Value
1/10/2013	Lux Sarl 001	-	2,022,500	2,022,500
1/15/2013	Lux Sarl 001	-	452,250	452,250
1/15/2013	Lux Sarl 001	1	1,128,044	1,128,044
1/10/2013	Lux Sarl 002	-	1,842,500	1,842,500
1/15/2013	Lux Sarl 002	-	452,250	452,250
1/15/2013	Lux Sarl 002	1	1,598,630	1,598,630
9/20/2012	Lux Sarl 003	1	1,565,000	1,565,000
9/20/2012	Lux Sarl 004	1	1,760,000	1,760,000
Total			10,821,174	$10,821,174

Exhibit B

Sundance Note

Attached as Exhibit 10.7 to previously filed 8-K/A-2 Current Report dated June 7, 2013 and filed with the Securities and Exchange Commission on November 14, 2013.

Exhibit C

Life Insurance Policies

Underlying Existing PDCs

Policy ID	Structure	Carrier	Death Benefit
BYJR796	Lux Sarl 003-004	Natl Western	2,500,000
FRRO759	Lux Sarl 003-004	Hancock	1,500,000
SAEZ777	Lux Sarl 003-004	West Coast	5,000,000
CHGE113	Lux Sarl 003-004	LBL	5,000,000
DAJO42U	Lux Sarl 003-004	Columbus	5,000,000
SCJO458	Lux Sarl 003-004	Lincoln	7,000,000
CAMA813	Lux Sarl 003-004	AXA	5,000,000
TAMA166	Lux Sarl 003-004	SLD	4,000,000
KEGE662	Lux Sarl 003-004	Lincoln	2,400,000
KOS 715	Lux Sarl 003-004	AXA	5,000,000
QULU73U	Lux Sarl 003-004	Columbus	4,500,000
ALKI480	Lux Sarl 003-004	AXA	3,000,000
ROTH439	Lux Sarl 003-004	Hancock	2,000,000
COGI951	Lux Sarl 003-004	SLD	5,000,000
BORO618	Lux Sarl 003-004	SLD	2,000,000
CHLL709	Lux Sarl 003-004	Prudential	5,000,000
CUWI510	Lux Sarl 001-002	AXA	1,500,000
BAJO839	Lux Sarl 001-002	AXA	1,500,000
CODE678	Lux Sarl 001-002	JP	7,000,000
FIHA557	Lux Sarl 001-002	AXA	10,000,000
HOBU508	Lux Sarl 001-002	Protective	1,500,000
NEED928	Lux Sarl 001-002	Natl Western	2,000,000
RERI287	Lux Sarl 001-002	Hartford	10,000,000
STMI968	Lux Sarl 001-002	AXA	5,000,000
STMI315	Lux Sarl 001-002	AXA	5,000,000
WODI680	Lux Sarl 001-002	ReliaStar	3,000,000
ALDO130	Lux Sarl 001-002	AXA	10,000,000
CORO121	Lux Sarl 001-002	Hancock	3,000,000
CRJA04U	Lux Sarl 001-002	Columbus	975,000
	TOTAL		124,375,000

Exhibit D

Letter of Intent

Attached as Exhibit 10 to previously filed 8-K dated December 5, 2014 and filed with the Securities and Exchange Commission on December 8, 2014.

Exhibit E

Bill of Sale

Bill of Sale – Sundance Note

BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT, dated as of this ____ day of March, 2015 (this “Bill of Sale”), from HFII Asset Solutions, LLC (the “Seller”), to Sundance Strategies, Inc. (the “Buyer”);

W I T N E S S E T H :

WHEREAS, the undersigned entered into an Asset Purchase Agreement (the “Agreement”), dated as of March 2, 2015.  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement; and

WHEREAS, subject to and in accordance with the terms and conditions of the Agreement, the Seller has agreed to transfer to the Buyer the Sundance Note (the “Transferred Property”).

NOW, THEREFORE, in consideration of the payment by the Buyer to the Seller of the Consideration, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller by these presents does hereby sell, convey, transfer and assign to the Buyer, its successors and assigns forever, all of the Seller’s right, title and interest, legal and equitable, in and to the Transferred Property.

TO HAVE AND TO HOLD, unto the Buyer, its successors and assigns, from and after the passage of title as aforesaid, FOREVER.

The Transferred Property is being sold to the Buyer with only such representations or warranties as expressly set forth in the Agreement, herein or in the accompanying certificate of an authorized officer of the Seller.

The Seller shall be solely responsible for any and all transfer taxes and filing fees incurred by it in connection with this sale of Transferred Property by the Seller to the Buyer.

This instrument shall be binding upon, inure to the benefit of, and be enforceable by the Buyer and the Seller and their respective successors and assigns.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed by its duly authorized officer as of the date first above written.

HFII Assets Solutions

_________________________

By:

Title: